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                                                                   Exhibit 10.18

                              ARCH CHEMICALS, INC.
                             EMPLOYEE DEFERRAL PLAN



1.   PURPOSE
     -------

     The purpose of this Arch Chemicals, Inc. Employee Deferral Plan (the "Plan") is to provide eligible employees of Arch Chemicals, Inc. and its subsidiaries and affiliates with an opportunity to defer compensation earned or to be earned by them as a means of saving for retirement or other future purposes.

2.   DEFINITIONS
     -----------

     The following definitions shall be applicable throughout the Plan:

     (a) "Accounting Date" means each December 31, March 31, June 30 and September 30.

     (b) "Administrator" means the Vice President, Human Resources or his delegate.

     (c) "Arch Stock Account" means the Stock Account to which Arch Stock Units are credited.

     (d) "Arch Stock Unit(s)" means the share equivalents credited to the Arch Stock Account of a Participant's Compensation Account pursuant to Section 6, with one Arch Stock Unit equal to one share of Arch Common Stock.

     (e) "Beneficiary" means the person(s) designated by the Participant in accordance with Section 10.

     (f) "Board" means the Board of Directors of the Company.

     (g) "Cash Account" means an account established under the Plan for a Participant to which compensation has been or is to be credited in the form of cash and which is to earn interest at the Rate of Interest as provided herein.

     (h) "Change in Control" means that any of the following events shall have occurred:

          (i) the Company ceases to be, directly or indirectly, owned of record by at least 1,000 shareholders;
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          (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company;

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board (together with any new director whose election by the Company's Board or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

          (iv) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or

          (v) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

     (i) "Committee" means the Compensation Committee (or its successor) of the Board.

     (j) "Common Stock" means the Company's common stock, $1.00 par value per share.

     (k) "Company" means Arch Chemicals, Inc., a Virginia corporation, its divisions and subsidiaries, and any successor thereto.

     (l) "Compensation" means any employee compensation which represents salary, severance pay, bonus, or any other incentive plan payout, in the form of cash or stock,
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including but not limited to payouts or payment distributions from the Arch
Chemicals, Inc. 1999 Long Term Incentive Plan but excluding stock resulting from employee stock option exercises and excluding other incentive payouts which the Administrator prospectively determines to be not eligible to be deferred under this Plan.

     (m) "Compensation Account" means the account established under the Plan to which the Participant's Deferred Compensation is credited, including the Cash Account, Stock Account, and such other investment accounts as the Committee may establish from time to time.

     (n) "Corporate Human Resources" means the Corporate Human Resources Department of the Company.

     (o) "Credit Date" means with respect to Deferred Compensation, such date as designated by Corporate Human Resources that Deferred Compensation shall be credited to the Compensation Account.

     (p) "Deferred Compensation" means the Compensation elected by the Participant to be deferred pursuant to the Plan.

     (q) "Distribution" means the distribution of all outstanding shares of Common Stock to the shareholders of Olin.

     (r) "Distribution Date" means the dividend payment date fixed by the Board of Directors of Olin for the Distribution.

     (s) "Election" means a Participant's delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Compensation.

     (t) "Employee" means a full-time salaried employee (which term shall be deemed to include officers) on the active payroll of the Company and its affiliates who has at least 1182 Hay Points and who has been selected by the Administrator, and if required, approved by the Committee, to participate in this Plan.

     (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (v) "Fair Market Value" means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock or Olin Common Stock, as
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the case may be, as reported on the consolidated tape of the New York Stock
Exchange (or such other primary exchange on which such stock is traded) ("Exchange") on such date or if the Exchange is closed on such date, the next succeeding date on which it is open.

     (w) "Fiscal Year" means that annual period commencing January 1 and ending the following December 31.

     (x) "Olin" means Olin Corporation, a Virginia corporation and any successor thereto.

     (y) "Olin Common Stock" means shares of common stock of Olin, par value $1.00 per share.

     (z) "Olin Employee" means an employee of Olin.

     (aa) "Olin Employee Deferral Plan" means the Olin Corporation Employee Deferral Plan.

     (bb) "Olin Stock Account" means the Stock Account to which Olin Stock Units are credited upon transfer from the Olin Employee Deferral Plan and from time to time.

     (cc) "Olin Stock Unit(s)" means the share equivalents credited to the Olin Stock Account of a Participant's Compensation Account pursuant to Section 6, with one Olin Stock Unit equal to one share of Olin Common Stock.

     (dd) "Participant" means an Employee selected by the Administrator and if required, approved by the Committee, to participate in the Plan and who has elected to defer payment of all or a portion of his or her Compensation under the Plan. "Participant" shall also include any person who had an account under the Olin Employee Deferral Plan which has been transferred to this Plan.

     (ee) "Plan" means this Arch Chemicals, Inc. Employee Deferral Plan.

     (ff) "Rate of Interest" means the rate of interest for the quarterly period ending with the Accounting Date equal to (i) the Company's before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, Controller or Treasurer (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points as determined by such officer) or (ii) such other rate as the Board or the Committee may select prospectively from time to time.
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     (gg) "Section 16(b) Employee" means an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

     (hh) "Stock Account" means an account established under the Plan to which shares of Common Stock and Olin Common Stock have been or are to be credited in the form of Arch Stock Units and Olin Stock Units, which shall include the Arch Stock Account and the Olin Stock Account.

     (ii) "Stock-based Compensation" means Compensation that is being paid out in the form of shares of Common Stock (excluding stock options), such as retention stock units, performance shares and restricted stock units.

     (jj) "Termination" means retirement from the Company or termination of services as an Employee for any other reason.

3.   SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION
     ---------------------------------------------------------

     (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 25,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below.

     (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company or Olin Common Stock by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Arch Stock Units or Olin Stock Units, as the case may be that may be issued or credited under the Plan may be adjusted by the Committee so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.   ELIGIBILITY
     -----------

     The Administrator shall have the authority to select among any Employees those Employees who shall be eligible to participate in the Plan. Deferrals to a Stock Account by Section 16(b) Employees must be approved by the Committee.
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5.   ADMINISTRATION
     --------------

     Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, selecting compensation eligible for deferral, establishing deferral terms and conditions and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources.

6.   PARTICIPANT ACCOUNTS
     --------------------

     (a) Compensation Accounts. Upon election to participate in the Plan, there shall be established a Compensation Account for the Participant to which there shall be credited any Deferred Compensation as of the Credit Date for such deferral. For each type of Compensation to be deferred, the Plan shall provide for a Cash Account and an Arch Stock Account. Stock-based Compensation may only be deferred to an Arch Stock Account. The Committee may establish from time to time other types of Compensation Accounts reflecting different investment options. Each Participant's Compensation Account shall be credited (or debited) on each Accounting Date with income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Plan or the Committee. Gains, losses and other elements of determining value shall be determined substantially on the basis of a hypothetical investment in the various investment options, as determined and applied in the manner deemed appropriate by the Committee.

     (b) Arch Stock Account. If a Participant elects to invest all or any portion of his or her Deferred Compensation in the Arch Stock Account, that portion of the Participant's Compensation Account shall be credited on the Credit Date with Arch Stock Units equal to the number of shares of Common Stock (including fractions of a share determined to three decimal places) that could have been purchased with the amount of such Deferred Compensation at the Fair Market Value on the Credit Date; provided that in the case of Stock-based Compensation, the Arch Stock Account shall be credited with the number of Arch Stock Units equal to the number of shares being paid out as the Stock-based Compensation.

     (c) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Olin Common Stock, a Participant
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who has shares of such stock credited to his or her Stock Account shall receive a credit in applicable Stock Units for such dividends on the dividend payment date to his or her applicable Stock Account. The number of additional Arch Stock Units or Olin Stock Units (rounded to the nearest one-thousandth of a share) credited to the applicable Stock Account will be determined by dividing (i) the product of (a) the dollar value of the cash dividend declared in respect of a share of Common Stock or Olin Common Stock, as applicable, multiplied by (b) the number of Stock Units credited to the Participant's applicable Stock Account as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock or Olin Common Stock, as applicable, on the dividend payment date.

     The Cash Account of a Participant shall be credited on each Accounting Date with interest for the quarter ending on such date, payable at the Rate of Interest on such date.

     (d) Adjustment for Distribution. As of the Distribution Date, the cash account and stock account held under the Olin Employee Deferral Plan of each Arch Employee (after giving effect to the adjustment described in Section 6(e) of the Olin Employee Deferral Plan) shall be transferred to this Plan.

     Except as provided in Section 6(c) with respect to dividends or in Section 3, no additional contributions or additions may be made to a Participant's Olin Stock Account after the Distribution Date.

     (e) Plan Remains Unfunded. Amounts credited to a Compensation Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company's own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

7.   MANNER OF ELECTION
     ------------------

     (a) General. Any Employee selected by the Administrator to participate in the Plan may elect to do so in any Fiscal Year by delivering to Corporate Human
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Resources a written notice on a form prescribed by Corporate Human Resources electing to defer payment of all or a portion (in 25% increments or other increments so prescribed by the Committee) of his or her Compensation (an "Election"), provided Section 16(b) Employees who elect to defer to an Arch Stock Account must have the prior approval of the Committee. Such Election shall specify whether the payout for the Compensation Account shall be in a lump sum or in annual installments (not to exceed 20). Separate elections may be made with respect to each type of Deferred Compensation; however, Compensation Accounts for the same type of Deferred Compensation shall be paid out in accordance with the same payout schedule. The Election must be filed on or before December 31 in order to be effective for amounts earned in the immediately succeeding Fiscal Year. An effective Election may not be revoked or modified (except as otherwise stated herein) with respect to a Fiscal Year for which such Election is effective.

     (b) Changes in Election. A Participant will be allowed to change the Election as provided herein. Any change with respect to the terms of a Participant's Election for (i) amount or form of any future deferral hereunder may be made at any time prior to such Compensation being earned and (ii) the timing (which change may not accelerate a distribution date) or amount of payments from any Compensation Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur. The most recent prior elections and beneficiary designations applicable to the Olin Employee Deferral Plan shall govern this Plan unless changed subsequent to the Distribution or is inconsistent with this Plan.

8.   MANNER OF PAYMENT
     -----------------

     (a) Form of Payment. In accordance with the Participant's Election, amounts credited to a Participant's Compensation Account will be paid in a lump sum or in the form of annual installments. Except as provided in Section 11, in the case of distributions from the Arch Stock Account (unless the Administrator, or in the case of a Section 16(b) Employee, the Committee, decides it shall be in the form of cash), distributions shall be in shares of Common Stock and in case of distributions from any other Compensation Account (including the Olin Stock Account), distributions shall be in the form of cash (unless the Committee decides it shall be in the form of shares of Common Stock), in each case to the Participant or, in the event of his or her death, to the Beneficiary. If a Participant elects to receive payment in installments, the payment period shall not exceed 20 years.
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Payment dates shall be January 1 or July 1 pursuant to Participant's Election.

     (b) Calculation for Payments in Cash. The amount of any cash distribution to be made in installments with respect to a Compensation Account (other than the Arch Stock Account) will be determined by multiplying (i) the balance in such Compensation Account on the payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Stock Account is to be paid out in cash, the amount of any cash distribution to be made in installments with respect to Arch or Olin Stock Units will be determined by (i) multiplying the number of Arch Stock Units or Olin Stock Units attributable to such installment (determined as hereinafter provided) by (ii) the Fair Market Value of a share of Common Stock or Olin Common Stock, as applicable, on the fifth business day immediately prior to the date on which such installment is to be paid. The number of Arch Stock Units or Olin Stock Units, as applicable, attributable to an installment shall be determined by multiplying (i) the current number of Arch Stock Units or Olin Stock Units in the applicable Stock Account by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).

     (c) Calculation for Payments in Stock. The amount of any stock distribution to be made in installments with respect to the amount of a Compensation Account invested in the Arch Stock Account shall be determined by multiplying (i) the current number of Arch Stock Units by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Compensation Account (other than the Arch Stock Account) is to be paid out in shares of Common Stock, the amount of any stock distribution to be made in installments with respect to such Compensation Account shall be determined by dividing the amount of cash attributable to such installment (determined as provided above) by the Fair Market Value of the Common Stock on the fifth business day immediately prior to the date on which such installment is to be paid.

     (d) Fractional Shares; Required Withholding. Only whole numbers of shares of Common Stock will be issued, with any fractional shares to be paid in cash. To the extent required by law, taxes shall be withheld from payouts of the
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Compensation Account, provided that if a fractional share results after withholding, such fractional share shall be withheld as additional tax.

9.   COMMENCEMENT OF PAYMENTS
     ------------------------

     Payments of amounts deferred pursuant to a valid Election shall commence
(i) with respect to a lump sum, on January 1 or July 1 as indicated in a Participant's Election and (ii) with respect to annual installments, on January 1 or July 1 of the first calendar year of deferred payment as selected by a Participant in his or her Election. If a Participant dies prior to the first deferred payment specified in an Election or prior to completion of all installments, payments shall commence to the Participant's Beneficiary on the first or next payment date so specified, unless the Administrator elects otherwise to provide for a lump-sum distribution of the deceased Participant's Compensation Accounts.

10.  BENEFICIARY DESIGNATION
     -----------------------

     A Participant may designate one or more persons to whom payments are to be made if the Participant dies before receiving payment of any or all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with Corporate Human Resources while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If Corporate Human Resources so permits, Beneficiaries may be designated for each type of Compensation that is deferred. If the Participant fails to designate a Beneficiary as provided above, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries. A Participant may, at any time prior to death, elect to change the designation of a Beneficiary.

11.  CHANGE IN CONTROL
     -----------------

     Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each Participant in the Plan shall receive an automatic lump-sum cash distribution of all amounts accrued in the Participant's Compensation Account (including interest at the Rate of Interest from the date of the Change in Control through the business day immediately preceding the date of distribution) not later than 15 days after the date of the
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Change in Control. For this purpose, the balance in the portion of a
Participant's Compensation Account invested in the Arch Stock Account or Olin Stock Account shall be determined by multiplying the number of applicable Stock Units by the higher of (a) the highest Fair Market Value of Common Stock or Olin Common Stock, as applicable, on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Olin Common Stock, as applicable, pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

     In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest as announced from time to time by Citibank, N.A. from the date such distribution should have been made to and including the date it is made.

     Notwithstanding any provision of this Plan to the contrary, this Section 11 as applied to any Participant may not be amended or modified to the detriment of a Participant after a Change in Control occurs without the written consent of such Participant.

12.  LOANS
     -----

     The Administrator may, upon rules and procedures established by it, permit Participants to borrow from their Compensation Accounts up to 50% of the value of the Participant's Stock Account and up to 100% of the Participant's other Compensation Accounts with such accounts constituting security for repayment of such borrowings and with such borrowings bearing interest at market rates as determined by the Administrator. In addition to terms established by the Administrator, borrowings shall be subject to the following terms and conditions: (1) a borrowing may not exceed in principal amount outstanding at any one time $50,000 and the minimum borrowed amount shall be $1,000, (2) a Participant may not have more than one borrowing outstanding hereunder at any one time, (3) a
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borrowing shall mature in not more than five years, (4) the annual interest rate on the borrowing, which shall be fixed during its term (except it may increase in the case of default), shall be 25 basis points over the minimum rate required by the Internal Revenue Service to avoid imputation of income and (5) principal and interest payments will amortize over the life of the borrowing except Participants with borrowings maturing over two years or more may instead elect to make annual principal installment payments of five percent and pay the balance of principal at maturity. Notwithstanding any later maturity date, all such borrowings by Participant become due and payable when the Participant's employment with the Company and any affiliate terminates.

13.  INALIENABILITY OF BENEFITS
     --------------------------

     The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.

14.  GOVERNING LAW
     -------------

     The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Connecticut, except to the extent preempted by Federal law.

15.  AMENDMENTS
     ----------

     The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board increase the number of securities that may be issued under the Plan (except as provided in Section 3(b)). No amendment or modification may impair the rights of a Participant to receive amounts accrued in the Participant's Compensation Account at the time of the effectiveness of the amendment or modification.

16.  RULE 16B-3 COMPLIANCE
     ---------------------

     It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the
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Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

17.  EFFECTIVE DATE
     --------------

     The Plan shall become effective as of the Distribution Date.